Registration No. 33-_________

      As filed with the Securities and Exchange Commission on June 7, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                  Kentucky                          61  -  1174555
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)             Identification No.)

            220 West Main Street                         40232
               P.O. Box 32030                         (Zip Code)
               Louisville, KY
  (Address of principal executive offices)

                 AMENDED AND RESTATED LG&E ENERGY CORP. OMNIBUS
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 John R. McCall
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                                LG&E Energy Corp.
                              220 West Main Street
                                 P.O. Box 32030
                              Louisville, KY  40232
                                 (502) 627-3665
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed
        Title of                     Maximum      Proposed
       securities       Amount      offering       maximum       Amount of
          to be          to be        price       aggregate    registration
       registered     registered    per share  offering price       fee

      Common Stock,    2,400,000   $21.125 (1)   $50,700,000    $17,482.88
    without par value   shares
        per share

(1) Estimated solely for purposes of calculating the amount of the registra-tion fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange Composite Transactions for June 3, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

(iii) Exhibit 99.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

(iv)    the Registrant's Current Report on Form 8-K dated March 7, 1996.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5.  Experts

The financial statements and schedules of the Registrant included or incorpo-rated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, to the extent and for the periods indicat-ed in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6.  Indemnification of Directors and Officers

Chapter 271B.8-500 to 580 of the Kentucky Revised Statutes provides that the Registrant may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the Registrant's Articles of Incorporation (filed as Exhibit 3.01 to the Registrant's Form 10-Q for the quarter ended March 31, 1996 (file no. 1-10568)), which provisions are incorporated hereby by this reference. The Registrant's Articles of Incorpora-tion also contain provisions limiting the liability of its directors in certain instances. The Registrant has an insurance policy covering its officers and directors against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number  Description

4.01 Copy of Amended and Restated LG&E Energy Corp. Omnibus Long-Term Incentive Plan [Filed as Exhibit 10.52 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (file no. 1-10568) and incorporated by reference herein.]

4.02 Copy of Articles of Incorporation, as amended, [Filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (file no. 1-10568) and incorporated by reference here-in.]

4.03 Copy of By-laws [Filed as Exhibit 3.03 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (file no. 1-10568) and incorporated by reference herein.]

4.04 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 4.04 to Registration Statement No. 33-38557 and incorporated by reference herein.]

4.05 Copy of Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 2 to Amendment No. 2 to Registrant's Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

5.01    Opinion of counsel as to legality.

23.01   Consent of Arthur Andersen LLP.

23.02   Consent of John R. McCall.

24.01   Power of attorney.

Item 9.  Undertakings

A.      INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnifi-cation against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.      SUBSEQUENT EXCHANGE ACT DOCUMENTS

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      OTHER

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securi-ties Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distri-bution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the informa-tion required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on June 7, 1996.

                                      LG&E ENERGY CORP.


                                      By:  /s/ Roger W. Hale
                                      Roger W. Hale, Chairman, President
                                      and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on June 7, 1996, by the following persons in the capacities indicated.

Signature                             Title

Roger W. Hale                         Chairman of the Board, President and Chief
                                      Executive Officer

Walter Z. Berger                      Executive Vice President and Chief Finan-
                                      cial Officer (Principal Financial and Ac-counting Officer)

Dr. Donald C. Swain                   Director

William C. Ballard, Jr.               Director

Owsley Brown, II                      Director

Gene P. Gardner                       Director

J. David Grissom                      Director

S. Gordon Dabney                      Director

T. Ballard Morton, Jr.                Director

David B. Lewis                        Director


June 7, 1996                          /s/ Walter Z. Berger
                                      By:  Walter Z. Berger (Attorney-in-Fact)

                                  EXHIBIT INDEX

Exhibit                                                   Method of
Number  Description                                          Filing

4.01    Copy of Amended and Restated LG&E Energy Corp.
        Omnibus Long-Term Incentive Plan [Filed as Exhibit
        10.52 to the Registrant's Annual Report on Form
        10-K for the year ended December 31, 1995
        (file no. 1-10568) and incorporated by reference herein.]

4.02    Copy of Articles of Incorporation, as amended
        [Filed as Exhibit 3.01 to the Registrant's
        Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (file no. 1-10568) and incorporated by reference herein.]

4.03    Copy of By-laws [Filed as Exhibit 3.03 to the
        Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (file no.
        1-10568) and incorporated by reference herein.]

4.04    Copy of Rights Agreement, dated December 5,
        1990, in the form executed by LG&E Energy Corp.
        and Louisville Gas and Electric Company, as
        Rights Agent [Filed as Exhibit 4.04 to
        Registration Statement No. 33-38557 and
        incorporated by reference herein.]

4.05 Copy of Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and
        Electric Company, as Rights Agent [Filed as
        Exhibit 2 to Amendment No. 2 to Registrant's
        Registration Statement on Form 8-A/A dated
        June 20, 1995 and incorporated by reference herein.]

5.01    Opinion of counsel as to legality.                       DT

23.01   Consent of Arthur Andersen LLP.                          DT

23.02   Consent of John R. McCall.                               DT

24.01   Power of attorney.                                       DT